UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 28, 2020
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
14231 Tandem Blvd, Austin, TX 78728
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 28, 2020, in connection with the Colorado Suit (as defined below), the District Court of Arapahoe County of Colorado (the “Colorado Court”) entered a mutually agreed Status Quo Stipulation (the “Stipulation”). Pursuant to the Stipulation, the Board of Directors (the “Board”) of Citizens, Inc. (the “Company”) and its committees agreed to not direct or, to their knowledge after reasonable investigation, permit anyone on their or the Company’s behalf to take any significant action that is outside the ordinary course of business without the consent of the Harold E. Riley Foundation (the “Foundation”) (each, a “Material Action”) until the Colorado Court makes a determination on the merits or otherwise rules on the Foundation’s motion for a preliminary injunction, if filed, whichever comes first (the “Expiration Date”). In addition, the Stipulation provides that until the Expiration Date, the Board shall consist of the following existing directors: Christopher W. Claus, J.D. Davis, Jr., Gerald W. Shields, Frank A. Keating II, Terry S. Maness, E. Dean Gage, Robert B. Sloan, Jr. and Constance K. Weaver.

Such Material Actions include, among other things: (i) creating or disbanding any committee of the Board or changing the composition of any such committee; (ii) forming any subsidiary or entering into any partnership or joint venture; (iii) issuing any equity securities of the Company or any of its subsidiaries, other than as required pursuant to the Company’s Stock Investment Plan and pursuant to the vesting, settlement or exercise of equity-linked awards outstanding as of September 2, 2020; (iv) acquiring, encumbering, pledging, disposing of or otherwise transferring any assets, properties or rights of the Company or its controlled affiliates with a value in excess of ten percent of total assets in each case or twenty percent of assets in the aggregate (excluding any assets of the Company’s insurance subsidiaries backing reserves); (v) entering into any agreements involving a material change in the business operations of the Company; (vi) granting, providing or accelerating compensation payments or arrangements to any current or former employee, director, officer or other service provider, subject to certain exceptions; (vii) incurring, assuming, guaranteeing or otherwise becoming responsible for any debt in excess of ten percent of total liabilities (excluding contingent liabilities owed to any policyholders of insurance subsidiaries of the Company); (viii) authorizing, declaring or issuing any dividends or “poison pill” rights to the Company’s stockholders, officers, or directors; (ix) amending, modifying or repealing Board committee charters or the Company’s core governing documents; and (x) entering into any transactions involving a change of control of the Company.

The foregoing description of the Stipulation does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the complete text of the Stipulation, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020.

Item 7.01	Regulation FD Disclosure

Colorado Suit against the Company and the Board

On September 2, 2020, the Company and Christopher W. Clause, J.D. Davis, Jr., Gerald W. Shields, Frank A. Keating II, Terry S. Maness, E. Dean Gage, Robert B. Sloan, Jr. and Constance K. Weaver, representing the members of the Board, were named in a lawsuit (the “Colorado Suit”) filed by the Foundation in the Colorado Court. The Foundation’s complaint requested: (i) a declaration by the Colorado Court that the Action by Written Consent of the Foundation (the “Written Consent”) to add director nominees to the Company’s Board, which was delivered on August 13, 2020, is valid and enforceable; (ii) a declaration by the Colorado Court that the actions of the Board taken after the receipt of the Written Consent, including expanding the size of the Board and amending the Third Amended and Restated Bylaws of the Company, are void and unenforceable; and (iii) an immediate injunctive relief against the Board from taking certain action that is outside the ordinary course of business.

The Board believes the dispute between the parties is essentially whether the Foundation can unilaterally appoint members to the Board without regard to the process mandated in the Corporate Governance Guidelines of the Company, namely that the Board’s Nominating and Corporate Governance Committee is responsible for identifying, recruiting, interviewing, vetting and recommending potential director candidates and evaluating their qualifications, independence, potential conflicts of interest and other important considerations, as expected of the board of directors of any U.S. public company.

On September 29, 2020, the Board filed a motion to dismiss the Colorado Suit for lack of personal jurisdiction, or, alternatively, for improper venue, because all of the individual directors live and work outside of Colorado. The Company also moved to dismiss the Colorado Suit because the complaint failed to allege facts sufficient to support a cause of action against the Company.

The Colorado Suit is in the early stage, and the outcome is difficult to predict. The Board, however, believes that its defenses are meritorious and that it is acting in the best interests of all shareholders, as its fiduciary duties require.

Texas Suit against the Foundation

On September 8, 2020, Baylor University and Southwestern Baptist Theological Seminary, the two sole charitable beneficiaries of the Foundation (the “Foundation Beneficiaries”), filed a lawsuit in the 67th District Court of Tarrant County, Texas (the “Texas Court”) against the Foundation and its CEO/President, Mike Hughes (the “Texas Suit”). Neither the Company nor the Board is a party to the Texas Suit. The Foundation Beneficiaries claimed, among other things, that the Foundation’s board of trustees improperly sought to alter the Foundation’s bylaws in an effort to remove the Foundation Beneficiaries from any input or influence over the Foundation’s direction, and attempted to change the Foundation from a public charity to a private entity. Further, the Foundation Beneficiaries claimed that the bylaws amendments made in June 2018, as well as all actions taken by the Foundation’s board of trustees since, were improper and void, including the nomination of individuals to serve on the Company’s Board and the filing of the Colorado Suit. The Foundation Beneficiaries specifically seek (i) an order from the Texas Court reforming the Foundation to represent their interests and (ii) an order from the Texas Court declaring that the June 2018 bylaws amendments, as well as all actions taken by the Foundation’s board of trustees since, are void and of no effect.

In essence, if the allegations of the Foundation Beneficiaries are determined to be meritorious, the current trustees of the Foundation are acting without authority both in nominating individuals to serve on the Board of the Company and in filing the Colorado Suit. This could have a material effect on the Colorado Suit.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Gerald W. Shields
Interim Chief Executive Offer and President
Date: September 30, 2020